February 6, 2014


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary
Receipts of
Fondiaria  SAI SPA
Form F6 File No
333154591


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts ADRs are to be issued,
we attach a copy of the new
prospectus Prospectus reflecting
the change in name from
Fondiaria SAI SPA to
UnipolSai Assicurazioni S.p.A.
and the change in ratio from 10
ADSs  1 Common Share to 1
ADS  4 Common Shares.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with the revised ratio.
The Prospectus has been revised
to reflect the new name and the
new ratio as follows
UnipolSai Assicurazioni S.p.A.

One 1 American Depositary
Share represents Four 4
Shares.

Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance





Depositary Receipts